DNB FINANCIAL CORPORATION

INCENTIVE EQUITY

AND
DEFERRED COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of this DNB Financial Corporation Incentive Equity and Deferred Compensation Plan (the “Plan”) is to promote the success and enhance the value of DNB Financial Corporation (the “Company”) by linking the personal interests of directors, employees, officers and executives of the Company and its subsidiaries to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, employees, officers, and executives upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. For purposes of this Plan, “Company” shall be deemed to include direct and indirect subsidiaries of DNB Financial Corporation, unless the context requires otherwise.

ARTICLE 2

EFFECTIVE DATE

2.1 EFFECTIVE DATE. The Plan will be effective as of the date it is approved by the Board of Directors of DNB Financial Corporation (the “Effective Date”).

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Stock Appreciation Right, Restricted Stock Award or Unrestricted Stock Award granted to a Participant under the Plan.

(b) “Award Agreement” means a writing, in such form as the Committee in its discretion shall prescribe, evidencing an Award.

(c) “Bank” means DNB First, National Association.

(d) “Board” means the Board of Directors of DNB Financial Corporation.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Deferred Compensation Account” means the bookkeeping account established for each Participant pursuant to Section 9.2 of this Plan.

(h) “Director” means a member of the Board, or a member of the board of directors or comparable governing body of a direct or indirect subsidiary of the Company.

(i) “Disabled” means a condition whereby a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a plan covering employees of the Company.

(j) “Distribution Event” means an event as a result of which a Participant is entitled to receive the balance of his or her Deferred Compensation Account pursuant to Section 9.3 of this Plan, namely (i) with respect to a Participant who is an employee of the Company, but not a Specified Employee with respect to the Company, and the portion of his or her Deferred Compensation Account attributable to an Award or other compensation earned as an employee, the date the Participant separates from service with the Company, (ii) with respect to a Participant who is an employee of the Company and a Specified Employee with respect to the Company, and the portion of his or her Deferred Compensation Account attributable to an Award of other compensation earned as an employee, the date that is six months after his or her separation from service with the Company, or the date the Participant terminates his or her employment with the Company on account of being Disabled, and (iii) with respect a Participant who is a Director and the portion of his or her Deferred Compensation Account attributable to an Award or other compensation earned as a Director, the earlier of (A) the date the Participant separates from service with the Company, or (B) the Participant’s attainment of the age specified (not younger than age 55) in an election form filed by the Participant with the Committee at such time as he or she first becomes eligible to defer compensation pursuant to Article 9 of this Plan. The determination of whether a Participant has separated from service with the Company shall be made in accordance with Section 409A of the Code and the regulations promulgated thereunder.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(l) “Fair Market Value” means, with respect to a share of Stock as of any given date, (i) if the Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Stock at the close of trading for the trading day immediately preceding such given date; (ii) if the Stock is listed on a national securities exchange, the average of the closing prices of the Stock on the composite tape for the trading day immediately preceding such given date; and (iii) if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine.

(m) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Board.

(n) “Participant” means a person who, as a Director or an employee, officer, or executive of the Company, has been granted an Award under the Plan, or who has been designated as eligible to make an election to defer compensation under this Plan.

(o) “Plan” means the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan as set forth herein.

(p) “Restricted Stock Award” means Stock granted to a Participant under Article 7 that is subject to certain restrictions and to risk of forfeiture.

(q) “Specified Employee” means an individual who is a key employee (within the meaning of Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise.

(r) “Stock” means the common stock of DNB Financial Corporation and such other securities of DNB Financial Corporation which may be substituted for Stock pursuant to Article 10.

(s) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 6 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 6.

(t) “Unrestricted Stock Award” means Stock granted to a Participant under Article 7 that is not subject to restrictions or a risk of forfeiture.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE; BOARD APPROVAL. The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board. The Board may designate the Bank’s Compensation Committee as the “Committee” hereunder provided the Compensation Committee meets the requirements of this Section. Notwithstanding any other provision of the Plan, at all times one of the following two provisions shall apply: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a Non-Employee Director; or (ii) (A) at least two members of the Committee must qualify as Non-Employee Directors, (B) any member of the Committee who does not qualify as a “Non-Employee Director” may not participate in any action of the Committee with respect to any Award under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board’s approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Award. The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. The Bank will pay all reasonable expenses of the Committee.

4.2 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 4.1) has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan including but not limited to any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan.

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan; and

(j) Interpret the terms of, and rule on any matter arising under, the Plan or any Award Agreement;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(l) Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.3 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan shall (if approved or ratified by the Board during any period when the Board is deemed to administer the Plan pursuant to Section 4.1) be final, binding, and conclusive on all parties and any other persons claiming an interest in any Award or under the Plan.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Directors and any key executive of the Company (which term shall be deemed to include among others, the president, any vice president, secretary, treasurer or any manager in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company) and who on the date of any Award is in the employ of the Company.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) OTHER TERMS. All such Awards shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement, and shall comply with the requirements of Section 409A of the Code.

ARTICLE 7

STOCK AWARDS

7.1 GRANT OF STOCK. The Committee is authorized to grant Unrestricted Stock Awards and Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All such Awards shall be evidenced by an Award Agreement.

7.2 ISSUANCE AND RESTRICTIONS. An Unrestricted Stock Award may provide for a transfer of shares of Stock to a Participant at the time the Award is granted, or it may provide for a deferred transfer of shares of Stock subject to conditions prescribed by the Committee. Restricted Stock Awards shall be subject to such restrictions on transferability and risks of forfeiture as the Committee may impose. These restrictions and risks may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

7.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service as a Director during the applicable restriction period, Stock subject to a Restricted Stock Award that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award that restrictions or forfeiture conditions relating to the Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Stock.

7.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Stock subject to Restricted Stock Awards are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 8

PROVISIONS APPLICABLE TO ALL AWARDS

8.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

8.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

8.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee.

8.4 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company; provided, however, that the foregoing shall not be deemed to imply any obligation of the Company to lend against or accept a lien or pledge of any Award for any reason. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution, except that the Committee, in its discretion, may permit a Participant to make a gratuitous transfer of an Award to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

8.5 BENEFICIARIES. Notwithstanding Section 8.4, a Participant may, if and to the extent, and in such manner as may be determined by the Committee from time to time, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award applicable to the Participant, except to the extent the Plan and Award otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, if a Participant is entitled to designate a beneficiary, a beneficiary designation may be changed or revoked by a Participant at any time in accordance with any procedures or conditions established by the Committee from time to time, provided the change or revocation is filed with the Committee.

8.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 9
DEFERRAL OF COMPENSATION

9.1 RIGHT TO DEFER COMPENSATION.

(a) TYPES OF DEFERRALS. Any Participant designated by the Board or by the Committee may elect to defer (i) all or any portion of the Participant’s salary, (ii) any percentage of a fiscal year bonus determined by the Board or other duly constituted authority or delegate to be payable to such Participant, or (iii) all or any portion of the Participant’s director’s fees. Such election shall remain in force for all future years, to the extent applicable, until modified or revoked. In addition, the Committee, in its discretion, may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to such Participant pursuant to an Award. Any election under this Section 9 shall be made by written notice delivered to the Chief Financial Officer of DNB Financial Corporation, specifying the amount (or percentage) of salary and/or bonus and/or directors’ fees and/or the Award to be deferred.

(b) TIMING OF ELECTIONS. A Participant’s election to defer compensation for services performed during a calendar year must be made not later than the close of the preceding calendar year, or at such other time as provided in regulations under Section 409A of the Code. Notwithstanding the preceding sentence, (i) in the case of the first calendar year in which a Participant becomes eligible to defer compensation pursuant to this Plan, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate, and (ii) in the case of any performance-based compensation based on services performed over a period of at least 12 months, such election may be made no later than six months before the end of the period. The determination of whether any compensation satisfied the criteria of clause (ii) shall be made in accordance with Section 409A of the Code and regulations promulgated thereunder. A Participant’s election to defer salary or director’s fees shall continue from year to year unless revoked or modified with respect to a calendar year prior to such calendar year. A Participant’s election with respect to a fiscal year bonus shall apply only with respect to that bonus. A Participant may make an election to defer the receipt of cash or shares of Stock otherwise payable or transferable to the Participant pursuant to an Award in accordance with the terms of such Award as well as the requirements of this Section 9.1(b).

9.2 DEFERRED COMPENSATION ACCOUNTS.

(a) ESTABLISHMENT OF ACCOUNTS. A Deferred Compensation Account in the name of each Participant who has elected to defer compensation under the Plan shall be established and maintained as a special ledger account on the books of the Company. On the last day of each calendar month in which salary or director’s fees deferred under this Plan would have become payable to a Participant (in the absence of an election to defer payment thereof), the amount of such deferred salary or director’s fees shall be credited to the Participant’s Deferred Compensation Account. On the last day of the month in which the bonuses deferred under this Plan would have become payable to a Participant in the absence of an election to defer payment thereof, the amount of such deferred bonus shall be credited to the Participant’s Deferred Compensation Account. On the last day of the month in which an Award would have otherwise become payable or transferable to a Participant in the absence of an election to defer receipt thereof, the amount of such deferred Award shall be credited to the Participant’s Deferred Compensation Account.

(b) DEEMED INVESTMENT OF ACCOUNT BALANCE.

(1) Except as otherwise provided by the terms of an Award, the Participant shall, at the time of making a deferred compensation election under this Plan, make an election directing the Company to credit to the Deferred Compensation Account in that calendar year based upon the options made available by the Board or designated Committee which options may include either cash, Stock, or a combination of cash and Stock equal in value to the amount of the current year’s salary or bonus deferred under the Plan. In addition to cash or Stock, the Board or the Committee may offer to the Participant such deemed investment options as it shall decide are appropriate. Such investment options may include deemed investments in individual stocks or bonds, mutual funds, and such other investment options as the Board or Committee may choose. The Board or Committee shall not be required to offer the same deemed investment options to each Participant but may restrict certain investment options to designated Participants. In the absence of a contrary election by a Participant, the amount credited to a Deferred Compensation Account shall be credited as cash.

(2) If the Participant directs that any amount credited to the Deferred Compensation account be credited in the form of Stock, the Board shall credit to the Deferred Compensation Account sufficient shares of Stock equal in value to the Deferred Compensation Account balance, or such lesser amount as the Participant shall direct. The value of such Stock shall be determined in accordance with a valuation methodology approved by the Board or by the Committee. Except as provided in Section 9.6, such Stock credited to the Deferred Compensation Account shall merely constitute a bookkeeping entry of the Company, and (except as provided herein) the Participant shall have no voting, dividend, or other legal or economic rights with respect to such Stock. At the end of each fiscal quarter, an amount equivalent to all dividends which would otherwise have been payable with respect to such Stock shall be credited to the Deferred Compensation Account as additional Stock. The amount of the Participant’s Deferred Compensation Account that is credited as cash shall increase or decrease based on the deemed investment options offered to the Participant pursuant to clause (i) and selected by the Participant, and valuations of that portion of the Participant’s Deferred Compensation Account shall occur at such times as prescribed by the Committee.

(3) The Participant shall elect the portion of their deferral to be allocated to Stock or cash or such other option as made available by the Board at the time of making such election to defer compensation. Such allocation may not be amended with respect to such deferral without the approval of the Committee. Any allocation to Stock shall be paid in the form of Stock. No Participant will be granted the right to take payment of the Stock in cash rather than in shares.

(4) If, at any time, the deferral of a Participant is allocated to Stock, and such Participant would otherwise be deemed to have violated the short-swing profit rules of Section 16(b) of the Exchange Act through such allocation, the allocation to Stock shall be void and such allocation shall default to cash.

9.3 PAYMENT OF DEFERRED COMPENSATION.

(a) IN GENERAL. Amounts credited to a Participant’s Deferred Compensation Account shall be payable upon the Participant’s Distribution Event. The Participant shall determine the method of distributing the amounts in the Deferred Compensation Account at the time the first election to participate in the Plan is made, which shall be either a single distribution or a series of up to ten (10) consecutive, substantially equal annual installments paid to such Participant or his or her beneficiary, as the case may be, on or before January 15 of each year, commencing in the year following the Distribution Event. If no such election is made, the method of distribution shall be determined solely by the Board. If the Participant has elected to receive installment distributions, and less than the full value of the Participant’s Deferred Compensation Account balance has been distributed as of the date of his or her death, the balance shall be paid to the Participant’s beneficiary in accordance with the same method in effect at the Participant’s death. For purposes of this Article 9, a Participant’s “beneficiary” shall mean the person or persons designated by the Participant pursuant to Section 8.5 of this Plan, or, in the absence of such designation or if no such person survives the Participant, the Participant’s estate. If any portion of the Participant’s Deferred Compensation Account is credited with Stock, then distributions from that portion of the Deferred Compensation Account shall be made directly in the form of Stock. If the Participant has elected installment distributions, the undistributed balance of the Participant’s Deferred Compensation Account will continue to be valued and will continue to be credited with dividends with respect to Stock, if applicable, in accordance with Section 9.2, until the final installment is distributed.

(b) MODIFICATION OF PAYMENT TERMS. A Participant may elect to change the method of distribution of his or her Deferred Compensation Account previously elected (or deemed elected) pursuant to Section 9.3(a), subject to the following limitations:

(i) no such election shall take effect until at least 12 months after the date on which the election is made;

(ii) the first payment made as a result of such election be made no earlier than five years after the date such payment would have been made absent such election; and

(iii) in the case of a payment scheduled to be made or payments scheduled to commence at a Distribution Event with respect to a Director that is a specified age of the Director, the election must be made at least 12 months prior to the attainment of such age.

(c) CHANGE IN CONTROL. In the event of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of its assets (in all cases as described in regulations under Section 409A of the Code), a Participant shall receive a distribution of all or a portion of his or her Deferred Compensation Account. Any distribution pursuant to this Section 9.3(c) shall be made (i) in the form of cash and/or Stock as his or her Deferred Compensation Account is allocated and (ii) within seven (7) days subsequent to the change in ownership or effective control.

(d) HARDSHIP DISTRIBUTION IN THE CASE OF UNFORESEEABLE EMERGENCY. Prior to the time a Deferred Compensation Account of a Participant would otherwise become payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Deferred Compensation Account in the event such Participant requests a distribution by reason of an unforeseeable emergency. For purposes of this Plan, an unforeseeable emergency shall be deemed to have occurred if the Committee determines that a Participant has experienced (i) a severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) another similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. A distribution based on an unforeseeable emergency shall not exceed the amount necessary to satisfy such emergency plus the amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). In the event the Participant is a member of the Committee making such determination, the Participant shall not participate in the decision by the Committee.

9.4

TRUST PROVISIONS.

(a) ESTABLISHMENT OF TRUST. The Company may in its sole discretion establish one or more trusts to provide a source of payment for its obligations under the Plan and such trust shall be permitted to hold cash, Stock, or other assets to the extent of the Company’s obligations hereunder. The Company may, but is not required to, utilize a single trust with respect to its obligations to Participants who are members of the Board and Participants who are not members of the Board. The accounts of multiple Participants may be held under a single trust but in such event each account shall be separately maintained and segregated from each other account.

(b) CLAIMS OF THE COMPANY’S CREDITORS. All assets held by any account or trust created hereunder and all distributions to be made by the Company or any trustee pursuant to this Plan and any trust agreement shall be subject to the claims of general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of a Participant or his or her beneficiaries in or to any assets of the trust shall be no greater than the rights of an unsecured creditor of the Company.

9.5 NON-ASSIGNMENT. No right or interest of any Participant or any person claiming through or under such Participant in the Participant’s Deferred Compensation Account shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process (including execution, levy, garnishment, attachment, bankruptcy, or otherwise) or in any manner be subject to the debts or liabilities of such Participant. If any Participant or any such person shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written declaration of termination with the Committee’s records and making reasonable efforts to deliver a copy to such Participant or any such other person or his or her legal representative. As long as any Participant is alive, any amounts affected by the termination shall be retained by the Company or the trustee of any trust established pursuant to Section 9.4 of this Plan and, in the Committee’s sole and absolute discretion, may be paid to or expended for the benefit of such Participant, his or her spouse, his or her children, or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper.

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

10.1 GENERAL.

(a) OUTSTANDING AWARDS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(b) OUTSTANDING AWARDS – CERTAIN MERGERS. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(c) OUTSTANDING AWARDS – CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (1) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (2) the exercise of such Award; or

(B) provide for the exchange of each Award outstanding immediately prior to such event for a different Award and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the value of the Award or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award, or any combination thereof.

(d) OUTSTANDING AWARDS – OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(e) NO SHAREHOLDER APPROVAL REQUIRED. Except to the extent required by applicable law, no adjustment in the number of shares subject to outstanding Awards, and no adjustment in the number of shares available for grant under this Plan, shall require shareholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Company’s shareholders.

(f) NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 11

AMENDMENT, MODIFICATION, AND TERMINATION

11.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend or modify the Plan.

11.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 10, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 12

GENERAL PROVISIONS

12.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

12.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

12.3 WITHHOLDING. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

12.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or the Bank or any of their affiliates or subsidiaries to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company.

12.5 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company and the Bank and any of their applicable subsidiaries from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s or the Bank’s or any of their applicable subsidiaries’ Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company or the Bank or any of their applicable subsidiaries may have to indemnify them or hold them harmless.

12.6 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

12.7 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

12.8 GOVERNING LAW. The Plan and the terms of all Awards shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.